AMENDMENT NO. 1 TO
PLACEMENT AGENCY AGREEMENT

THIS AMENDMENT NO. 1 TO PLACEMENT AGENCY AGREEMENT (this "Amendment") is effective as of March __, 2007 by and between **INTERSTATE DATA USA, INC.**, a Delaware corporation (the "Company"), and **NEWBRIDGE SECURITIES CORPORATION**, a Virginia corporation (the "Placement Agent"). The Company and the Placement Agent are referred to together as the "Parties".

RECITALS:

WHEREAS, the Parties entered into that certain Placement Agency Agreement on February 16, 2007 (the "Original Agreement"), a copy of which is attached hereto as Exhibit A;

WHEREAS, the Parties desire to amend the Original Agreement to reflect certain subsequent agreements that they have reached as documented in this Amendment;

WHEREAS, Section 20 of the Original Agreement provides that the Original Agreement may only be amended by a writing signed by both parties thereto; and

WHEREAS, the Parties wish to document their agreement regarding these matters in this Amendment.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, and for other valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Recitals. The foregoing recitals are true and correct. Each of the foregoing recitals to this Amendment is hereby incorporated into and made a part of this Amendment.

2. Definitions. Unless indicated otherwise, each capitalized term used in this Amendment shall have the same meaning assigned to it in the Original Agreement.

3. Amendment of Section 1(a)(ii) of the Original Agreement.

(a) The Parties hereby approve and adopt the insertion of the following sentence after the current fourth sentence of Section 1(a)(ii) of the Original Agreement:

"Notwithstanding the occurrence of a Call Event as described in the preceding sentence of this Section 1(a)(ii), the Company may only call the Warrants if an effective registration statement is in place during the entire Exercise Period (which follows the warrantholder's receipt of the Notice) covering the shares of Common Stock underlying the Warrants that are proposed to be called."

(b) The next to last sentence of Section 1(a)(ii) of the Original Agreement is

hereby deleted in its entirety and is of no further force or effect. In its place the Parties hereby approve and adopt the insertion of the following new sentence:

"Within five (5) days after the exercise of any Warrant, the Company shall remit to the Placement Agent a fee equal to eight percent (8.0%) multiplied by the Aggregate Warrant Exercise Price paid to the Company by each exercising Warrant holder."

4. Amendment of Section 1(b) of the Original Agreement. Paragraph 1(b) of the Original Agreement is hereby deleted in its entirety and is of no further force or effect. In its place the Parties hereby approve and adopt the insertion of the following new Paragraph:

"(b) The Placement Agent accepts its appointment as exclusive placement agent and shall use its best efforts to sell the Units, except as otherwise provided in Section 3(a) hereof. The Initial Closing is expected to occur on or before **[March __, 2007]**, provided that, a minimum of $500,000 of Units has been sold, otherwise the Initial Closing shall occur within fifteen (15) calendar days after a minimum of $500,000 of Units has been sold (the "**Initial Closing Date**"), and there shall be subsequent closings of the Placement as contemplated hereby (each, a "**Subsequent Closing**" and together with the Initial Closing, each, a "**Closing**" and collectively, the "**Closings**") until the date on which the Maximum Amount is subscribed for by investors in the Placement (the "**Investors**") and accepted by the Company (the "**Final Closing Date**"). Unless terminated earlier, the offering period for the Placement (the "**Offering Period**") will expire on the earlier to occur of: (i) **[April __, 2007]** (the "**Termination Date**"), (ii) the date on which the Maximum Amount is subscribed for and accepted by the Company or (iii) the termination of the Placement or this Agreement. Upon the written consent of the Placement Agent and the Company, the Termination Date shall be automatically extended on a monthly basis without notice to Investors unless otherwise terminated in writing by either party pursuant to Section 5 herein."

5. Amendment of Paragraph 3(b) of the Original Agreement. Paragraph 3(b) of the Original Agreement is hereby deleted in its entirety and is of no force and effect. In its place, the Parties hereby approve and adopt the following new Paragraph 3(b):

"(b) For the services of the Placement Agent hereunder, the Company will pay or cause to be paid to the Placement Agent at any Closing by wire transfer of immediately available funds to an account or accounts designated by the Placement Agent the following fees:

(i) a managing placement agent cash fee equal to ten percent (10%) of the gross proceeds (prior to the payment of expenses) received by the Company in the Placement (to be paid simultaneously with each applicable Closing); and

(ii) three (3) year warrants (the "**Placement Agent Warrants**") for the purchase of Units of the Company (the "**Placement Agent Warrant Units**") equal to fifteen percent (15%) of the Units sold by the Company in the Placement. Each Placement Agent Warrant will have an exercise price of Three Dollars ($3.00) per Unit. Payment of this exercise price shall entitle the Placement Agent to receive one (1)

share of the Common Stock and one (1) Warrant to purchase one (1) share of Common Stock at an exercise price of Four Dollars and Fifty Cents ($4.50) per share of Common Stock. The shares of Common Stock underlying both the Placement Agent Warrants and the Warrants received by the Placement Agent upon the exercise of any Placement Agent Warrants shall have full "piggyback" registration rights in any subsequent public offering of securities effected by the Company. The terms and conditions of these "piggyback" registration rights shall be documented in the Placement Agent Warrant."

6. Amendment of Paragraph 3(d) of the Original Agreement. Paragraph 3(d) of the Original Agreement is hereby deleted in its entirety and is of no force and effect. In its place, the Parties hereby approve and adopt the insertion of the following new paragraph, which is hereby renumbered as Paragraph 3(c):

"Notwithstanding any termination of this Agreement pursuant to the terms hereof or otherwise, if on or before the one (1) year anniversary of the Final Closing Date, the Company closes any offering of debt or equity securities of the Company or any other financing with any financing source to whom the Company was introduced by the Placement Agent, the Company shall pay to the Placement Agent, at the closing of any such offering or financing, the fees described in, and in accordance with the terms and provisions of, Section 3(b)(i) and (ii) above. The Placement Agent shall provide to the Company a list of all financing sources so introduced by the Placement Agent to the Company."

7. Treatment of Other Sections of Paragraph 3. Paragraph 3(a) of the Original Agreement shall remain unchanged. Paragraph 3(c) of the Original Agreement is hereby deleted in its entirety. Paragraphs 3(e) and 3(f) of the Original Agreement remain unchanged, but are hereby renumbered as Paragraphs 3(d) and 3(e), respectively.

8. Incorporation of Changes. The Parties covenant and agree that the amendments contemplated in Sections 3, 4, 5, 6 and 7 of this Amendment shall be deemed to be incorporated into and made a part of the Original Agreement.

9. No Other Changes. Except as specifically stated in this Amendment, all provisions of the Original Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

INTERSTATE DATA USA, INC.

By: /s/ Randall R. Carpenter
Name: Randall R. Carpenter
Its: President

NEWBRIDGE SECURITIES CORPORATION

By: /s/ Douglas K. Aguililla
Name: Douglas K. Aguililla
Its: Director of Investment Banking

EXHIBIT A

ORIGINAL PLACEMENT AGENCY AGREEMENT